Exhibit 1.1

4,193,550 Shares

First Financial Holdings, Inc.

Common Stock

par value $.01 per share

Underwriting Agreement

September 23, 2009

Sandler O’Neill & Partners, L.P.,

  as Representative of the several Underwriters

919 Third Avenue

6th Floor

New York, New York 10022

Ladies and Gentlemen:

First Financial Holdings, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Sandler O’Neill & Partners, L.P. (“Sandler O’Neill” or an “Underwriter”) and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom Sandler O’Neill is acting as representative (in such capacity, the “Representative”) with respect to (i) the sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 4,193,550 shares of common stock, par value $.01 per share, of the Company (the “Common Stock”), as set forth in Schedule I hereto (the “Firm Shares”) and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2 hereof to purchase all or any part of 629,032 additional shares of Common Stock (the “Optional Shares”) to cover over-allotments, if any (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-154722) covering the registration of the Shares under the Securities Act of 1933, as amended (the “Act”), including a related prospectus, which has become effective. The registration statement (including the exhibits thereto and schedules thereto, if any) as amended at the time it became effective, or, if a post-effective amendment has been filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness (including in each case the information (if any) deemed to be part of such registration statement at the time of effectiveness pursuant to Rule 430A under the Act), is hereinafter referred to as the “Registration Statement.” The term “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. The term “Base Prospectus” shall mean the prospectus referred to in Section 1(a)(i) hereof contained in the Registration Statement at the Effective Date. “Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus used prior to the filing of the Prospectus, together with the Base Prospectus; the term “Prospectus” means the final prospectus supplement to the Base Prospectus first filed with the Commission pursuant to Rule 424(b) under the Act, together with the Base Prospectus. Any registration statement filed pursuant to Rule 462(b) under the Act is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the Effective Date or the date of such Preliminary Prospectus or the Prospectus, as the case may be (it being understood that the several specific references in this Agreement to documents incorporated by reference in the Registration Statement or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any other definition herein). For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be.

1.(a) The Company represents and warrants to, and agrees with, the Underwriters that:

(i) The Company satisfies the registrant eligibility requirements for the use of Form S-3 under the Act set forth in General Instruction I.A to such form and the transactions contemplated by this Agreement satisfy the transaction eligibility requirements for the use of such form set forth in General Instruction I.B.1 to such form; the Company has filed with the Commission the Registration Statement on such Form, including a Base Prospectus, for registration under the Act of the offering and sale of the Shares, and the Company may have filed with the Commission one or more amendments to such Registration Statement, each in the form previously delivered to the Underwriters. Such Registration Statement, as so amended, has been declared effective by the Commission, and the Shares have been registered under the Registration Statement in compliance with the requirements for the use of Form S-3. Although the Base Prospectus may not include all the information with respect to the Shares and the offering thereof required by the Act and the rules and regulations of the Commission thereunder to be included in the Prospectus, the Base Prospectus includes all such information required by the Act and the rules and regulations of the Commission thereunder to be included therein as of the Effective Date. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission. After the execution of this Agreement, the Company will file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the Base Prospectus included in such Registration Statement relating to the Shares and the offering thereof, with such information as is required or permitted by the Act and as has been provided to and approved by the Underwriters prior to the date hereof or, to the extent not completed at the date hereof, containing only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised the Underwriters, prior to the date hereof, will be included or made therein;

(ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein;

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 7:00 p.m. (Eastern Time) on September 23, 2009.

“General Disclosure Package” means (i) the Preliminary Prospectus, if any, used most recently prior to the Time of Delivery, (ii) the Issuer-Represented Free Writing Prospectuses, if any, identified in Schedule II hereto and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the

Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

Each Issuer-Represented Free Writing Prospectus, when considered together with the General Disclosure Package as of the Applicable Time, did not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that, in each case, has not been superseded or modified;

(iii) The Preliminary Prospectus, the Prospectus and each Issuer-Represented Free Writing Prospectus when filed, if filed by electronic transmission, pursuant to EDGAR (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares; the Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the Effective Date, and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein;

(iv) The documents which are incorporated or deemed to be incorporated by reference in the Registration Statement or any Preliminary Prospectus or the Prospectus or from which information is so incorporated by reference (the “Exchange Act Reports”), when they became effective or were filed with the Commission, as the case may be (or, if an amendment with respect to any such documents was filed or became effective, when such amendment was filed or became effective), complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued, at the Applicable Time and at any Time of Delivery (as defined below) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make to the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) The financial statements, including the related schedules and notes, filed with the Commission as a part of the Registration Statement and included or incorporated by reference in the Preliminary Prospectus and the Prospectus (the “Financial Statements”) present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified; such Financial Statements, unless otherwise noted therein have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved; no other financial statements or supporting schedules are required to be included in the Registration Statement, the Preliminary Prospectus and the Prospectus; no government agency disputes (1) the loan loss reserve amount, (2) the methodology used to derive the loan loss reserve amount, or (3) the value of its securities portfolio; the statement of income data, balance sheet data and earnings per share data for the five fiscal years ended September 30, 2008 as set forth in the Prospectus under the caption “Summary of Selected Consolidated Financial Information” fairly present the information therein on a basis consistent with that of the audited financial statements contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus; the income statement data and earnings per share data for the nine months ended June 30, 2009 and balance sheet data as of June 30, 2009 as set forth in the Prospectus under the caption “Summary of Selected Consolidated Financial Information” fairly present the information therein on a basis consistent with that of the unaudited financial statements contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus; to the extent applicable, all disclosures contained in the Prospectus regarding “non-GAAP financial measures” as such term is defined by the rules and regulations of the Commission comply with Regulation G of the Exchange Act, the rules and regulations promulgated by the Commission thereunder and Item 10 of Regulation S-K under the Act;

(vi) Grant Thornton LLP and KPMG LLP, the independent registered public accounting firms that certified the financial statements of the Company and its subsidiaries, that are included in or incorporated by reference into the Registration Statement and the Prospectus are independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder, and to the Company’s knowledge such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations of the Commission;

(vii) The statistical and market related data contained or incorporated by reference in the Prospectus and Registration Statement are based on or derived from sources which the Company believes are reliable and accurate;

(viii) This Agreement has been duly executed and delivered by the Company and, when duly executed by the Representative, will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws;

(ix) Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, (A) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development actually known to the Company that may reasonably be expected to cause a prospective material adverse change, in or affecting the general affairs, management, earnings, business, properties, assets, consolidated financial position, business prospects, stockholders’ equity or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and there has been no effect with respect to the Company and its subsidiaries considered as one enterprise, which would prevent, or be reasonably likely to prevent, the Company from consummating the transaction contemplated by this Agreement (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, and (C) except for quarterly dividends on the Common Stock and the Series A preferred stock issued to the U. S. Department of the Treasury in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus;

(x) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all mortgages, pledges, security interests, claims, restrictions, liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus or would not reasonably be expected to result in a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has any written, or to the Company’s knowledge, oral notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease that would reasonably be expected to result in a Material Adverse Effect;

(xi) The Company is a registered unitary savings and loan holding company under the Home Owners’ Loan Act of 1933, as amended (the “HOLA”). The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect;

(xii) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation, limited liability company, partnership or bank in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and, in the case of First Federal Savings and Loan Association of Charleston (“First Federal”), to enter into and perform its obligations under this Agreement; each subsidiary of the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify, or be in good standing, would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries; the Company owns, directly or through subsidiaries, the issued and outstanding capital stock of each subsidiary free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008; none of the outstanding shares of capital stock or other equity interest of any subsidiary was issued in violation of the preemptive or similar rights of any security holder or equity holder of such subsidiary; the activities of the subsidiaries of First Federal are permitted to subsidiaries of a federally-chartered stock savings and loan association; and the deposit accounts of First Federal are insured up to the applicable limits by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC;

(xiii) The Company has an authorized capitalization as set forth in the Prospectus under the heading “Capitalization”, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and have been issued in compliance with all applicable federal and state securities laws; none of the outstanding shares of Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; the description of the Company’s stock option, stock bonus and other stock plans or arrangements and the options or other rights granted thereunder, set forth or incorporated by reference in the Prospectus, accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights;

(xiv) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Common Stock contained in the Registration Statement and the Prospectus and the issuance of the shares is not subject to the preemptive or other similar rights of any security holder of the Company;

(xv) Except as described in the Registration Statement and the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company; and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a Registration Statement under the Act or otherwise register any securities of the Company owned or to be owned by such person;

(xvi) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in a Repayment Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the articles of incorporation, certificate of incorporation, articles of association, articles of organization, or charter (as applicable) or bylaws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency (each a “Governmental Entity”) or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for those conflicts, breaches, violations, defaults or Repayment Events that would not reasonably be expected to result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and except as may be required under the rules and regulations of the Nasdaq Global Select Market or the Financial Industry Regulatory Authority (“FINRA”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters. As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary;

(xvii) Neither the Company nor any of its subsidiaries is in violation of its articles of incorporation, certificate of incorporation, articles of association, articles of organization, or charter (as applicable) or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or to which any of the property or assets of the Company or any subsidiary is subject except for such defaults that would not reasonably be expected to result in a Material Adverse Effect;

(xviii) The statements set forth in the Prospectus under the caption “Description of Common Stock and Preferred Stock,” insofar as they purport to constitute a summary of the terms of the capital stock of the Company, and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete;

(xix) Except as disclosed in the Registration Statement and the Prospectus, the Company and its subsidiaries are conducting their respective businesses in compliance in all material respects with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all regulations and orders of, or agreements with, the Office of Thrift Supervision (the “OTS”), the FDIC, the Vermont Department of Insurance, the South Carolina Department of Insurance, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act, as amended by Title III of the USA PATRIOT Act and the economic sanctions programs administered by the Office of Foreign Assets Control under the Trading with the Enemy Act, as amended, and the International Emergency Economic Powers Act, as amended) except where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any written, or to the Company’s knowledge, oral communication from any Governmental Entity asserting that the Company or any of its subsidiaries is not in compliance with any statute, law, rule, regulation, decision, directive or order in each case where the failure to so comply would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; neither the Company nor any subsidiary has been advised by the OTS or the FDIC that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any order or directive (other than orders or directives applicable to the banking industry as a whole) or extraordinary supervisory agreement letter, in each case where such order, directive or extraordinary supervisory agreement letter would reasonably be expected to have a Material Adverse Effect;

(xx) Except as disclosed in the Registration Statement and the Prospectus, there are no legal or governmental actions or suits, investigations, inquiries or proceedings before or by any court or Government Entity, now pending or, to the knowledge of the Company, threatened or contemplated, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject (A) that is required to be disclosed in the Registration Statement by the Act or by the rules and regulations of the Commission thereunder and not disclosed therein or (B) which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there are no contracts or documents of the Company or any of its subsidiaries which would be required to be described in the Registration Statement or to be filed as exhibits thereto by the Act or by the rules and regulations of the Commission thereunder which have not been so described and filed;

(xxi) Each of the Company and its subsidiaries possess all permits, licenses, approvals, consents and other authorizations of (collectively, “Governmental

Licenses”), and has made all filings, applications and registrations with, all Governmental Entities to permit the Company or such subsidiary to conduct the business now operated by the Company or its subsidiaries except where the failure to obtain such Governmental Licenses would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect;

(xxii) Except as described in the Prospectus and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation in any material respect of any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries;

(xxiii) The Company and each of its subsidiaries own or possess adequate rights to use or can acquire on reasonable terms ownership or rights to use all material patents, patent applications, patent rights, licenses, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, know-how (including trade secrets and other unpatented and/or unpatenable property or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses) and licenses (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of infringement or conflict with, any such rights of others or any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, except where such infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect;

(xxiv) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required to be described in the Registration Statement and the Prospectus by the Act or by the rules and regulations of the Commission thereunder which has not been so described;

(xxv) The Company is not and, after giving effect to the offering and sale of the Shares and after receipt of payment for the Shares and the application of such proceeds as described in the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xxvi) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications;

(xxvii) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any affiliates of the Company or its subsidiaries, has taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares;

(xxviii) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, employee or agent or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(xxix) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (x) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (y) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxx) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (A) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within the Company and its subsidiaries to allow timely decisions regarding disclosure, and (B) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of the Company’s disclosure controls and procedures described above, the Company is not aware of (x) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. Since the most recent evaluation of the Company’s disclosure controls and procedures described above, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls;

(xxxi) Neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, memorandum of understanding, consent agreement or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of the Company or any of its subsidiaries that currently relates to or restricts in any material respect their business or their management (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any such Governmental Entity that it is considering issuing or requesting any such Regulatory Agreement; there is no unresolved violation, criticism or exception by any such Governmental Entity with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, currently results in or is expected to result in a Material Adverse Effect;

(xxxii) Any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below), are in compliance in all material respects with ERISA; “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member; no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates; no “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); none of the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code; each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or approval letter from the Internal Revenue Service regarding its qualification under such section and to the Company’s knowledge nothing has occurred whether by action or failure to act, which would cause the loss of such qualification;

(xxxiii) The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect; neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied;

(xxxiv) Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company, or the Underwriter, for a brokerage commission, finder’s fee or other like payment;

(xxxv) The Company and its consolidated subsidiaries and its other subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof, all such tax returns are true, complete and correct and have paid all taxes required to be paid by any of them except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(a)(v) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries or any of its other subsidiaries has not been finally determined;

(xxxvi) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, which, in any case, may reasonably be expected to result in a Material Adverse Effect;

(xxxvii) Except as disclosed in the Registration Statement and the Prospectus, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act, as amended, money laundering statutes applicable to the Company and its subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”);

(xxxviii) Each subsidiary of the Company which is engaged in the business of acting as an insurance agency (an “Insurance Subsidiary”) is duly licensed or registered with any applicable regulatory authorities in each jurisdiction where it is required to be so licensed or registered to conduct its business, except where the failure to be so licensed or registered would not have a Material Adverse Effect; each Insurance Subsidiary has all other necessary approvals of and from all applicable regulatory authorities, to conduct its businesses, except where the failure to have such approvals would not have a Material Adverse Effect; no Insurance Subsidiary has received any notification from any applicable regulatory authority to the effect that any additional approvals from such regulatory authority are needed to be obtained by such subsidiary and have not been obtained, in any case where it could be reasonably expected that the Insurance Subsidiary will be unable to obtain such additional approvals and the failure to obtain any such additional approvals would require such subsidiary to cease or otherwise materially limit the conduct of its business, the effect of which would reasonably be expected to have a Material Adverse Effect; and each Insurance Subsidiary is in compliance with the requirements of insurance laws and regulations of each jurisdiction that are applicable to such subsidiary, except where the failure to be in compliance with such requirements would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has filed all notices, reports, documents or other information required to be filed thereunder, except where such failure to file would not have, individually or in the aggregate, a Material Adverse Effect;

(xxxix) Each subsidiary of the Company which is engaged in the business of acting as a broker-dealer or registered investment advisor (respectively, a “Broker-Dealer Subsidiary” and an “Investment Advisor Subsidiary”) is duly licensed or registered with any applicable regulatory authorities in each jurisdiction where it is required to be so licensed or registered to conduct its business, except where the failure to be so licensed or registered would not have a Material Adverse Effect; each Broker-Dealer Subsidiary and Investment Advisor Subsidiary has all other necessary approvals of and from all applicable regulatory authorities, to conduct its businesses, except where the failure to have such approvals would not have a Material Adverse Effect; no Broker-Dealer Subsidiary or Investment Advisor Subsidiary has received any notification from any applicable regulatory authority to the effect that any additional approvals from such regulatory authority are needed to be obtained by such subsidiary and have not been obtained, in any case where it could be reasonably expected that the Broker-Dealer Subsidiary or Investment Advisor Subsidiary will be unable to obtain such additional approvals and the failure to obtain any such additional approvals would require such subsidiary to cease or otherwise materially limit the conduct of its business, the effect of which would reasonably be expected to have a Material Adverse Effect; and each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary is in compliance with the requirements of the broker-dealer laws and regulations and investment advisor laws and regulations of each jurisdiction that are applicable to such subsidiary, except where the failure to be in compliance with such requirements would not, individually or in the aggregate, have a Material Adverse Effect, and has filed all notices, reports, documents or other information required to be filed thereunder, except where such failure to file would not have, individually or in the aggregate, a Material Adverse Effect;

(xl) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares;

(xli) The Company has not distributed and, prior to the later to occur of (i) the Time of Delivery, as hereinafter defined, and (ii) completion of the distribution of the Shares, will not distribute any prospectus (as such term is defined in the Act and the rules and regulations promulgated by the Commission thereunder) in connection with the offering and sale of the Shares other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Act or by the rules and regulations promulgated by the Commission thereunder and approved by the Underwriters;

(xlii) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Prospectus and any Issuer-Represented Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xliii) Each of the Company’s executive officers and directors, in each case as listed on Schedule III hereto, has executed and delivered a lock-up agreement substantially in the form of Exhibit A;

(xliv) Neither the Company nor any of its subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-4(b)(1), except as described in the Form 8886 provided to the Representative;

(xlv) Each of the securities held by the Company and its subsidiaries are marketable (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business to secure obligations of the Company or any of its subsidiaries and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not reasonably be expected to have a Material Adverse Effect. Such securities are valued on the books of the Company and its subsidiaries in accordance with GAAP; and

(xlvi) Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in all material respects in accordance with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by the Company or one of its subsidiaries or, to the knowledge of the Company, any other party thereunder.

(b) First Federal represents and warrants to, and agrees with, the Underwriters that:

(i) First Federal has been duly chartered and is validly existing as a federally chartered stock savings and loan association in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; First Federal is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect;

(ii) Neither First Federal nor any of its subsidiaries is in violation of its articles of association or certificate of incorporation (as applicable) or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or to which any of the property or assets of First Federal or any subsidiary is subject except for such defaults that would not reasonably be expected to result in a Material Adverse Effect;

(iii) This Agreement has been duly executed and delivered by First Federal and, when duly executed by the Representative, will constitute the valid and binding agreement of First Federal enforceable against First Federal in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws; and

(iv) The execution, delivery and performance of this Agreement by First Federal and the compliance by First Federal with all of the provisions of this Agreement and the consummation of the transactions herein contemplated have been duly authorized by all necessary corporate action and do not and will not whether with or without the giving of notice or passage or time or both conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in a Repayment Event under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which First Federal or any of its subsidiaries is a party or by which First Federal or any of its subsidiaries is bound or to which any of the property or assets of First Federal or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or charter (as applicable) or bylaws of First Federal or any statute or any order, rule or regulation of any Governmental Entity having jurisdiction over First Federal or any of its subsidiaries or any of their properties, except for those conflicts, breaches, violations, defaults or Repayment Events that would not reasonably be expected to result in a Material Adverse Effect.

(c) Any certificate signed by an officer of the Company or First Federal and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company or First Federal, as the case may be, to the Underwriters as to the matters set forth therein.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, to purchase from the Company, at a purchase price per share of $14.609, the Firm Shares as set forth in Schedule I hereto and (b) in the event and to the extent that any of the Underwriters shall exercise its election to purchase Optional Shares as provided below, the Company agrees to issue and sell to such Underwriter, and such Underwriter agrees to purchase from such Company, at the purchase price per share set forth in clause (a) of this Section 2, the Optional Shares.

Subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters the right to purchase at their election up to 629,032 Optional Shares, at the purchase price per share set forth in clause (a) of the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised only once by written notice from the Representative to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased, the number of Optional Shares to be purchased by each Underwriter and the date on which such Optional Shares are to be delivered, as determined by the Underwriters but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Underwriters and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Company of the release of the Firm Shares, the Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.(a) The Shares to be purchased by the Underwriters hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriters may request upon at least 48 hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Underwriters through the facilities of the Depository Trust Company (“DTC”), for the account of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same day) funds to the account specified by the Company to the Underwriters at least 48 hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least 24 hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 10:00 a.m., Eastern time, on September 29, 2009 or such other time and date as the Underwriters and the Company may agree upon in writing, and, with respect to the Optional Shares, 10:00 a.m., New York time, on the date specified by the Underwriters in the written notice given by the Representative of the election to purchase such Optional Shares, or such other time and date as the Underwriters and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(k) hereof, will be delivered at the offices of King & Spalding LLP, 1180 Peachtree Street N.E., Atlanta, Georgia 30309 or such other place as shall be agreed upon by the Representative and the Company (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 11:00 a.m., Eastern Time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representative (and the Representative agrees to review such Prospectus promptly after reasonable notice thereof) and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus which shall be disapproved by the Underwriters promptly after reasonable notice thereof; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) Prior to 10:00 a.m., Eastern Time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as the Underwriters may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representative and upon the Underwriters’ request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Underwriters are required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Underwriters’ request but at the expense of the Underwriters, to prepare and deliver to the Underwriters as many copies as they may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its security holders as soon as practicable, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to directly or indirectly, except as provided in the last sentence of this Section 5(e), offer, sell, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file a registration statement under the Act in respect of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, without your prior written consent; provided, however, that if: (1) during the last 17 days of such 90-day period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of such 90-day period, the Company announces that it will release earnings results during the 16-day-period beginning on the last day of such 90-day period, the restrictions imposed by this Section 5(e) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee or director benefit plans of the Company or (D) any shares of Common Stock issued by the Company in connection with an acquisition by or merger of the Company;

(f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including balance sheets and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement substantially in the manner specified in the Prospectus under the caption “Use of Proceeds”;

(h) To use its best efforts to list for quotation the Shares on the Nasdaq Global Select Market;

(i) Until completion of the distribution of the Shares, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder; and

(j) The Company represents and agrees that unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer-Represented Free Writing Prospectus and have complied and will comply with the requirements of Rule 433 applicable to any Issuer-Represented Free Writing Prospectus, including where and when required timely filing with the Commission, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

6. The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following, whether or not the transactions contemplated herein are completed: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey provided such fees and disbursements will not exceed $5,000 without the prior consent of the Company, which consent shall not be unreasonably withheld; (v) all fees and expenses in connection with listing the Shares on the Nasdaq Global Select Market; (vi) the filing fees incident to, and disbursements of counsel for the Underwriter in connection with, securing any required review by the FINRA of the terms of the sale of the Shares; (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show with the consent of the Company; (x) such other fees and expenses incurred by Sandler on behalf of the Company in connection with the transactions contemplated herein, (xi) all fees and expenses of the Underwriters required to be paid by the Company pursuant to the Engagement Letter between Sandler and the Company dated as of August 31, 2009 (including reimbursement for legal fees and expenses of up to $175,000), and (xii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. If the offering of the Shares is not consummated as contemplated hereby, the Company agrees to reimburse the Underwriters for their reasonable out-of-pocket expenses incurred in connection with its engagement, including, without limitation, legal fees and expenses, and marketing, syndication and travel expenses.

7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof (or a post-effective amendment shall have been filed and declared effective in accordance with the requirements of Rule 430A); if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Eastern Time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or to the Company’s knowledge threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and the FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements;

(b) King & Spalding LLP shall have furnished to the Underwriters such written opinion or opinions, dated such Time of Delivery, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Breyer & Associates PC shall have furnished to the Underwriters its written opinion, dated such Time of Delivery, in form and substance satisfactory to the Underwriters, to the effect set forth on Exhibit B hereto.

(d) On the date of the Prospectus at a time prior to the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Grant Thornton LLP shall have furnished to the Underwriters a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to the financial statements of the Company and certain financial information contained in the Prospectus;

(e) At Closing Time, Grant Thornton LLP shall have delivered a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Effective Date;

(f)(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business, management, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii) above, is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Stock Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, including without limitation, as a result of terrorist activities occurring after the date hereof, if the effect of any such event specified in clause (iv) or (v), in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on the Nasdaq Global Select Market;

(i) The Company has obtained and delivered to the Underwriters executed copies of an agreement from each executive officer and director, in each case as listed on Schedule III hereto of the Company, substantially in the form of Exhibit A;

(j) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(k) The Company shall have furnished or caused to be furnished to the Underwriters at such Time of Delivery certificates of officers of the Company satisfactory to the Underwriters as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as the Underwriters may reasonably request.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time on or prior to the Time of Delivery. If the sale of the Shares provided for herein is not consummated because any condition set forth in this Section 7 is not satisfied, because of any termination pursuant to Section 10(a) hereof, or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will reimburse the Underwriters upon demand for all documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed offering of the Shares. In addition, such termination shall be subject to Section 6 hereof, and Sections 8 and 9 hereof shall survive any such termination and remain in full force and effect.

8.(a) The Company and First Federal, jointly and severally, will indemnify and hold harmless each Underwriter, each person, if any who controls any Underwriter, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and its respective partners, directors, officers, employees and agents against any losses, claims, damages or liabilities, joint or several, to which the Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and First Federal shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the General Disclosure Package or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein (provided that the Company, First Federal and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company specifically for inclusion in the Registration Statement, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) are (i) the concession and reallowance figures appearing in the Prospectus in the section entitled “Underwriting,” and (ii) the paragraphs under the section entitled “Underwriting — Stabilization” in the Prospectus relating to stabilization transactions, over-allotment transactions, syndicate covering transactions and, if applicable, penalty bids in which the Underwriters may engage (collectively, the “Underwriters’ Information”). Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to First Federal to the extent that such indemnification by the First Federal is found by the OTS or the FDIC, or any successor thereto, to constitute a covered transaction under Section 23A of the Federal Reserve Act.

(b) The Underwriters will indemnify and hold harmless the Company, its officers, directors and each person, if any, who controls the Company, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the General Disclosure Package or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use therein (provided that the Company and the Underwriters hereby acknowledge and agree that the only information that the Underwriters have furnished to the Company specifically for inclusion in the Registration Statement, the General Disclosure Package or any Prospectus (or any amendment or supplement thereto) is the Underwriters’ Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party which consent shall not be unreasonably withheld, be counsel to the indemnifying party) provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to its and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence approved by the indemnifying party or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceedings effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request (other than those fees and expenses that are being contested in good faith) prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, First Federal and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each officer and employee of any Underwriters and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act and the Exchange Act shall have the same rights to contribution as the Company.

(e) The obligations of the Company and First Federal under this Section 8 shall be in addition to any liability which the Company or First Federal may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act or who is an affiliate or partner of any Underwriter; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, and to each other person, if any, who controls the Company within the meaning of the Act or who is an affiliate of the Company.

9. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of any of the Underwriters, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

10.(a) The Representative may terminate this Agreement, by notice to the Company, at any time on or prior to the Time of Delivery if, since the time of execution of this Agreement or, in the case of (i) below, since the date of the most recent balance sheets included in the Financial Statements, there has occurred, (i) any Material Adverse Effect, or (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Global Select Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, including without limitation, as a result of terrorist activities occurring after the date hereof, if the effect of any such event specified in clause (iv) or (v), in the judgment of the Underwriters make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

(b) If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 6 hereof and provided further that Sections 8 and 9 hereof shall survive such termination and remain in full force and effect.

11. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Shares which it is obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters or one or more other underwriters to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the number of Shares to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Shares to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Time of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriter to purchase and the Company to sell the relevant Optional Shares, as the case may be, either (i) the Representative or (ii) the Company shall have the right to postpone Closing Time or the relevant Time of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

12. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representative at Sandler O’Neill & Partners, L.P., 919 Third Avenue, 6th Floor, New York, NY 10022, Attention: General Counsel, with a copy to King & Spalding LLP, 1180 Peachtree Street, N.E., Atlanta, Georgia 30309, Attention: Paul Quiros; and if to the Company shall be delivered or sent by mail or facsimile to First Financial Holdings, Inc., 34 Broad Street, Charleston, South Carolina 29401, Attention: A. Thomas Hood, President and Chief Executive Officer, with copies to Breyer & Associates PC, 8180 Greensboro Drive, Suite 785, McLean, Virginia 22102, Attention: John F. Breyer, Jr. and Silver, Freedman & Taff, L.L.P., 3299 K Street, N.W., Suite 100, Washington, D.C. 20007, Attention: Dave M. Muchnikoff. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 9 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or the Company’s shareholders, creditors, employees or any other third party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

16. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

18. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

[Signatures on Next Page]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriters, the Company and First Federal.

Very truly yours,

FIRST FINANCIAL HOLDINGS, INC.

By:	/s/ A. Thomas Hood
Name:	A. Thomas Hood
Title:	President and Chief Executive Officer

FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHARLESTON

By:	/s/ R. Wayne Hall
Name:	R. Wayne Hall
Title:	Chief Executive Officer and Chief Operating Officer

Accepted as of the date hereof:

SANDLER O’NEILL & PARTNERS, L.P.

As representative of the several Underwriters

By:	Sandler O’Neill & Partners Corp.,
the sole general partner

By:	/s/ Robert A. Kleinert
Name:	Robert A. Kleinert
Title:	Vice President

Schedule I

Name of Underwriters	Number of Initial Securities
Sandler O’Neill & Partners, L.P.	2,516,131
FIG Partners, LLC	314,516
Keefe, Bruyette & Woods, Inc.	1,048,387
Scott & Stringfellow, LLC	314,516

Schedule II

Issuer-Represented General Free Writing Prospectus

Free Writing Prospectus filed on September 21, 2009

Schedule III

List of Executive Officers and Directors

Mark R. Adelson

Joseph W. Amy

Charles F. Baarcke, Jr.

Robert C. Bailey

Paula Harper Bethea

Paul G. Campbell, Jr.

Kenneth J. Clair

George D. Clonts

R. Bruce Copeland, Jr.

Mark G. Endres

Jerry P. Gazes

Ronnie M. Givens

James Dale Hall

R. Wayne Hall

Channing P. Harwood, III

A. Thomas Hood

Thomas J. Johnson

Anthony J. Johnston, IV

James C. Murray

John L. Ott, Jr.

Allison A. Rhyne

James L. Rowe

Richard W. Salmons, Jr.

Timothy B. Sease

D. Kent Sharples

B. Ed Shelley, Jr.

Robert F. Snyder, Jr.

Richard H. Stoughton

Charles H. Stuart

Henry M. Swink

Daniel S. Vroon

Hugh L. Willcox, Jr.

Dorothy B. Wright

EXHIBIT A

            , 2009

Sandler O’Neill & Partners, L.P.

919 Third Avenue, 6th Floor

New York, NY 10022

Re:     Proposed Public Offering by First Financial Holdings, Inc.

The undersigned, an executive officer and/or director of First Financial Holdings, Inc., a Delaware corporation, or one of its significant subsidiaries (the “Company”), understands that Sandler O’Neill & Partners, L.P. (the “Underwriter”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering of shares (the “Shares”) of the Company’s common stock, par value $.01 (the “Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as an executive officer, director and/or stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriter that, during a period of 90 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Underwriter, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Stock or any securities convertible into or exchangeable or exercisable for Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Stock, whether any such swap or transaction is to be settled by delivery of Stock or other securities, in cash or otherwise. If either (i) during the period that begins on the date that is 15 calendar days plus three (3) business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions set forth herein will continue to apply until the expiration of the date that is 15 calendar days plus three (3) business days after the date on which the earnings release is issued or the material news or event related to the Company occurs. The Company shall promptly notify the Underwriter of any earnings releases, news or events that may give rise to an extension of the initial restricted period.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Stock (i) as a bona fide gift or gifts, provided that the donee or donees agree to be bound in writing by the restrictions set forth herein, (ii) to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pledged in a bona fide transaction outstanding as of the date hereof to a lender to the undersigned, as disclosed in writing to the Underwriter, (iv) upon the death of the undersigned to his or her executors, administrators testamentary trustees, legatees or beneficiaries provided that all such transferees agree to be bound by the restrictions set forth herein, (v) pursuant to the exercise by the undersigned of stock options that have been granted by the Company prior to, and are outstanding as of, the date of the Underwriting Agreement, where the Stock received upon any such exercise is held by the undersigned, individually or as fiduciary, in accordance with the terms of this Lock-Up Agreement, (vi) pursuant to Rule 10b5-1 plans of the undersigned in effect as of the date of the Underwriting Agreement, or (vii) with the prior written consent of the Underwriter. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Company Stock, except in compliance with this Lock-Up Agreement. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. The undersigned agrees that the provisions of this Lock-Up Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement shall be executed but thereafter the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-up Agreement.

This Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

Signature:

Print Name: